Exhibit 99.1

Great Elm Capital Corp. Announces SECOND Quarter 2022 Financial Results

Company to Host Quarterly Conference Call and Webcast at 11:00 AM ET Today

WALTHAM, Mass., August 4, 2022 – Great Elm Capital Corp. (“we,” “us,” “our,” the “Company” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the second quarter ended June 30, 2022.

Financial and Operating Highlights

▪
Completed previously announced rights offering, selling approximately 3.0 million shares of common stock for aggregate gross proceeds of $37.5 million.
▪
Net investment income (“NII”) for the quarter ended June 30, 2022 was $1.2 million, or $0.23 per share.
▪
Net assets were $97.6 million on June 30, 2022, as compared to $69.3 million on March 31, 2022, and $91.7 million on June 30, 2021.
▪
NAV per share was $12.84 as of June 30, 2022, as compared to $15.06 as of March 31, 2022, and $23.40 as of June 30, 2021.
▪
GECC’s asset coverage ratio was approximately 166.9% as of June 30, 2022, as compared to 147.5% as of March 31, 2022, and 166.2% as of June 30, 2021.
▪
Board of Directors has approved a quarterly dividend of $0.45 per share for the fourth quarter of 2022, equating to a 14.0% annualized yield on June 30, 2022 NAV per share.

Management Commentary

“We completed our rights offering in June, which strengthened our balance sheet, enhanced our asset coverage ratio and provided added liquidity which we are deploying opportunistically into new higher-yielding investments,” said Matt Kaplan, GECC’s Chief Executive Officer. “We are navigating through the challenging macro environment and have been able to take advantage of volatility in the secondary markets. Moving forward, we continue to focus on our strategy of growing our Specialty Finance platforms as we seek to grow our NII and NAV over time and create stockholder value.”

Rights Offering

On June 13, 2022, the Company announced the final results of a non-transferable rights offering, which entitled holders of rights to purchase one new share of common stock for every one right held at a subscription price of $12.50 per share. The company sold approximately 3.0 million shares of common stock for aggregate gross proceeds of $37.5 million.

Net proceeds from the offering will be deployed opportunistically in accordance with the Company’s investment objectives and policies, including into investments in specialty finance businesses.

Financial Highlights – Per Share Data(1)

	Q2/2021[1]	Q3/2021[1]	Q4/2021[1]	Q1/2022[1]	Q2/2022[1]
Earnings Per Share (“EPS”)	$0.63	($0.79)	($4.95)	($1.12)	($0.87)
Net Investment Income (“NII”) Per Share	$0.54	$0.39	$1.58	$1.31	$0.23
Net Realized and Unrealized Gains / (Losses) Per Share	$0.10	($1.18)	($6.53)	($2.43)	($1.10)
Net Asset Value Per Share at Period End	$23.40	$22.17	$16.63	$15.06	$12.84
Distributions Paid / Declared Per Share	$0.60	$0.60	$0.60	$0.60	$0.45

Portfolio and Investment Activity

As of June 30, 2022, GECC held total investments of $204.6 million at fair value, as follows:

•
38 debt investments in corporate credit, totaling approximately $122.2 million and representing 59.7% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
9 debt investments in specialty finance, totaling approximately $31.2 million and representing 15.3% of the fair market value of the Company’s total investments.
•
3 income generating equity investments in specialty finance companies, totaling approximately $26.8 million, representing 13.1% of the fair market value of the Company’s total investments.
•
3 income generating preferred equity investments, totaling approximately $21.0 million, representing 10.3% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $3.4 million and representing 1.6% of the fair market value of the Company’s total investments.

As of June 30, 2022, the weighted average current yield on the Company’s debt portfolio was 10.3%. Floating rate instruments comprised approximately 33.4% of the fair market value of debt investments and the Company’s fixed rate debt investments had a weighted average maturity of 3.1 years.

During the quarter ended June 30, 2022, we deployed approximately $44.7 million into 27 investments(2) at a weighted average current yield of 9.2%.

During the quarter ended June 30, 2022, we monetized, in part or in full, 21 investments for approximately $34.0 million(3) excluding SPACs, at a weighted average current yield of 10.8%. Monetizations include $27.0 million of mandatory debt paydowns and redemptions at a weighted average current yield of 11.1%. Sales aggregated $7.0 million at a weighted average current yield of 9.8%

Financial Review

Total investment income for the quarter ended June 30, 2022 was $5.5 million, or $1.06 per share. Net expenses for the quarter ended June 30, 2022 were approximately $4.3 million, or $0.83 per share.

Net realized and unrealized losses for the quarter ended June 30, 2022 were approximately ($5.7) million, or ($1.10) per share. Net realized and unrealized losses were driven largely by general market weakness and spread widening, largely in June, impacting portfolio marks, as well as a further write-down of investments in Avanti.

As of June 30, 2022, the fair value of investments in Avanti was approximately $0.2 million, or less than 1% of portfolio fair value.

Liquidity and Capital Resources

As of June 30, 2022, cash and money market securities totaled approximately $34.1 million, exclusive of holdings of United States Treasury Bills.

Total debt outstanding (par value) as of June 30, 2022 was $145.9 million, comprised of 6.50% senior notes due June 2024 (NASDAQ: GECCN), 6.75% senior notes due January 2025 (NASDAQ: GECCM), and 5.875% senior notes due June 2026 (NASDAQ: GECCO). The Company also has a $25.0 million revolving credit facility due May 2024, which was undrawn as of June 30, 2022.

Distributions

On May 11, 2022, the Company announced that its Board of Directors approved a quarterly cash distribution of $0.45 per share for the quarter ending September 30, 2022. The third quarter distribution will be payable on September 30, 2022 to stockholders of record as of September 15, 2022.

In addition, the Company’s Board of Directors has approved a $0.45 per share cash distribution for the quarter ending December 31, 2022. The distribution equates to a 14.5% annualized dividend yield on the Company’s closing market price on August 3, 2022 of $12.42 and a 14.0% annualized dividend yield on the Company’s June 30, 2022 NAV of $12.85 per share. The record and payment dates for the distribution are expected to be set in the fourth quarter, pursuant to authority granted by the Company’s Board of Directors.

Conference Call and Webcast

GECC will discuss these results in a conference call on Thursday, August 4, 2022 at 11:00 a.m. ET.

Conference Call Details

Date/Time: Thursday, August 4, 2022 – 11:00 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website at

http://www.investor.greatelmcc.com/events-and-presentations/presentations after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the Investor Relations section of GECC’s website or by clicking on the conference call link:

https://edge.media-server.com/mmc/p/inknpstn

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) The per share figures are based on a weighted average outstanding share count for the respective period following the 6-for-1 reverse stock split effective on February 28, 2022.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Investor Relations Contact:

Garrett Edson

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

		June 30, 2022	December 31, 2021
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $158,910 and $175,800, respectively)		$152,446	$164,203
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $132,327 and $199,995, respectively)		132,306	199,995
Affiliated investments, at fair value (amortized cost of $13,439 and $129,936, respectively)		2,684	10,861
Controlled investments, at fair value (amortized cost of $45,553 and $32,649, respectively)		49,472	37,085
Total investments		336,908	412,144

Cash and cash equivalents		1,728	9,132
Restricted cash		-	13
Receivable for investments sold		3,823	766
Interest receivable		2,261	1,811
Dividends receivable		1,335	1,540
Due from portfolio company		23	136
Due from affiliates		37	17
Deferred financing costs		305	376
Prepaid expenses and other assets		80	379
Total assets		$346,500	$426,314

Liabilities
Notes payable (including unamortized discount of $3,360 and $3,935, respectively)		$142,573	$141,998
Payable for investments purchased		105,275	203,575
Interest payable		57	29
Accrued incentive fees payable		-	4,854
Due to affiliates		985	1,012
Accrued expenses and other liabilities		4	290
Total liabilities		$248,894	$351,758

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 7,601,958 shares issued and outstanding and 4,484,278 shares issued and outstanding, respectively)	(1)	$76	$45
Additional paid-in capital		284,359	245,531
Accumulated losses		(186,829)	(171,020)
Total net assets		$97,606	$74,556
Total liabilities and net assets		$346,500	$426,314
Net asset value per share	(1)	$12.84	$16.63

(1)
Authorized, issued and outstanding shares of common stock and net asset value per share have been adjusted for the periods prior to February 28, 2022 to reflect the six-for-one reverse stock split effected on that date on a retroactive basis.

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments		$3,055	$2,983	$6,314	$5,425
Non-affiliated, non-controlled investments (PIK)		223	68	469	98
Affiliated investments		4	324	25	584
Affiliated investments (PIK)		-	1,568	58	3,007
Controlled investments		452	149	909	157
Total interest income		3,734	5,092	7,775	9,271
Dividend income from:
Non-affiliated, non-controlled investments		454	453	957	934
Controlled investments		935	640	1,699	960
Total dividend income		1,389	1,093	2,656	1,894
Other income from:
Non-affiliated, non-controlled investments		390	48	640	81
Affiliated investments (PIK)		-	-	-	282
Total other income		390	48	640	363
Total investment income		$5,513	$6,233	$11,071	$11,528

Expenses:
Management fees		$771	$765	$1,551	$1,425
Incentive fees		-	398	-	506
Administration fees		262	180	483	336
Custody fees		14	13	28	26
Directors’ fees		44	56	107	111
Professional services		373	251	791	676
Interest expense		2,667	2,291	5,337	4,489
Other expenses		194	176	385	352
Total expenses		$4,325	$4,130	$8,682	$7,921
Incentive fee waiver		-	-	(4,854)	-
Net expenses		4,325	4,130	$3,828	$7,921
Net investment income before taxes		$1,188	$2,103	$7,243	$3,607
Excise tax		$-	$-	$101	$-
Net investment income		$1,188	$2,103	$7,142	$3,607

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments		$1,033	$1,683	$(18,900)	$(1,732)
Affiliated investments		(110,784)	(4,052)	(110,784)	(4,052)
Controlled investments		-	-	-	140
Total net realized gain (loss)		(109,751)	(2,369)	(129,684)	(5,644)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments		(4,630)	7,706	11,906	17,196
Affiliated investments		109,214	(5,777)	101,525	(1,494)
Controlled investments		(539)	824	(516)	1,368
Total net change in unrealized appreciation (depreciation)		104,045	2,753	112,915	17,070
Net realized and unrealized gains (losses)		$(5,706)	$384	$(16,769)	$11,426
Net increase (decrease) in net assets resulting from operations		$(4,518)	$2,487	$(9,627)	$15,033

Net investment income per share (basic and diluted):	(1)	$0.23	$0.54	$1.46	$0.92
Earnings per share (basic and diluted):	(1)	$(0.87)	$0.63	$(1.97)	$3.85
Weighted average shares outstanding (basic and diluted):	(1)	5,194,910	3,918,039	4,878,439	3,909,221
(1)
Weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.